Lehman Brothers SASCO 2005-NC1 6/30/2005
Client Name: Lehman Brothers
Security: SASCO 2005-NC1
Date of Report: 6/30/2005
Hightlight Summary
Non-Performing Loans: Delinquencies:
There are a total of 79 loans that are delinquent; of which 6 are delinquent for 90 days or more. RMG has sent an email to the servicer(s) requesting an explanation as to why the foreclosure process was not initiated for these loans.
Foreclosures:
There are a total of 27 loans that are in foreclosure.
In reviewing the loans in foreclosure we have noted and are taking action on the following exceptions:
Loans in Foreclosure >= 60 days beyond state average: 0
Loans with Late FC Initiation (>= 100 days del): 18
Loans in FC with a BPO >= 180 days old: 0
Bankruptcies:
There are a total of 16 loans in bankruptcy.
In reviewing the loans in bankruptcy we have noted and are taking action on the following exceptions:
BKs with End/Dismissal Dates: 0
Chapter 7 BKs >= 150 days old: 0
Non-performing Chapter 11/13 BKs 0
Forbearances:
There are a total of 0 loans in forbearance.
In reviewing the loans in forbearance we have noted and are taking action on the following exceptions:
Non-performing FBs: 0
REOs:
There are a total of 0 loans in REO.
In reviewing the loans in REO we have noted and are taking action on the following exceptions:
REO Eviction Initiation Exceptions: 0
REO Listing Timeline Exceptions: 0

REO in Inventory >= 200 days: 0
Paid Off Loans:
There are a total of 117 loans which paid off during the month with a total upb of $21,858,785.00.
In reviewing the loans that paid off during the month we have noted and are taken action on the following:
Missing Prepayment Premiums: 0
Loans with Negative BPO variance:
There are a total of 5 loans with a total upb of $622,500.57 which have a negative BPO variance. RMG has contacted the servicer(s) for loans with a negative variance >= to -40% requesting an explanation for the significant decline in the value of these properties. RMG will advise you if our investigation uncovers any declines due to a fraudulent appraisal.
First Payment Defaults:
There are a total of 7 loans with a total upb of $1,631,360.00 which appear to have defaulted on there first payment. RMG has contacted the servicer(s) to confirm that they are, in fact, first payment defaults and will advise you once we receive this confirmation.
RMG is actively monitoring this pool of loans against FNMA and industry guidelines and has developed a series of exception reports that will contain the loan level detail for any exceptions summarized above. As the servicer(s)respond to our queries concerning these exceptions, their responses will be incorporated into our loan level reports for you to view. Additionally, RMG is working closely with the servicer(s) in ensuring that all defaults are being properly managed and expedited.
Insurance: Insurance Claims Pending:
There are a total of 0 claims pending with a total claim amount of $ 0.00 . Of the total claims pending, 0 claims are pending >=90 days. RMG has sent an email to the servicer(s) requesting an explanation as to the delay in settling these claims.
Insurance Claims Settled:
There are a total of 0 claims that were paid this month totaling $00.00. Of the total paid claims, 0 were settled for less than the amount claimed. RMG has sent an email to the servicer(s) requesting an explanation for the curtailments in the claim amount.
Insurance Claims Rejected:
There are a total of 0 claims that were rejected. RMG has sent an email to the servicer(s) requesting an explanation for each reject.
Other: Forecasted Loss Report:
There are 16 loans appearing on this report with a total estimate loss for all loans amounting to $403,821.36. These loans are in either foreclosure or REO at the present time and will potentially result in a loss at the completion of the liquidation process.
Watchlist Report:
This report contains 2 loans which are currently delinquent but may result in a future loss if they are not managed back into a performing status.
Deal Statistics:
CPR: TBD
MDR: TBD
CDR: TBD
SDA: TBD
Attachment: Not Available
* If you are asked to authenticate again, please enter username and password you were assigned to.